UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2018

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CAS Medical Systems, Inc. (the "Company") held on June 20, 2018, four proposals were voted upon and approved by the Company's stockholders.  A brief description of each proposal voted upon at the annual meeting and the number of votes cast for, against, and withheld, as well as the number of abstentions and broker non-votes, where applicable, are set forth below.

(1) Election of seven members of the Board of Directors, each for a term of one year:

Nominee	For	Withheld	Broker Non-Votes
Alan W. Milinazzo	19,006,691	485,294	10,903,543
Paul A. Molloy	19,005,616	486,369	10,903,543
Thomas M. Patton	18,971,689	520,296	10,903,543
Gregory P. Rainey	19,003,691	488,294	10,903,543
James E. Thomas	18,993,316	498,669	10,903,543
Kathleen A. Tune	19,005,591	486,394	10,903,543
Kenneth R. Weisshaar	19,003,716	488,269	10,903,543

(2) Approval of the 2018 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
18,805,901	677,802	8,282	10,903,543

(3) Advisory approval of the compensation of the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
18,879,162	604,630	8,193	10,903,543

(4) Ratification of the appointment of CohnReznick LLP as auditor for the Company for the fiscal year ending December 31, 2018:

For	Against	Abstain
29,509,304	223,431	662,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 22, 2018	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

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